EXHIBIT 10.4

GameBanc

corporation

$1,000,000 PROMISSORY NOTE

September 6, 2001

The Lottery Channel, Inc./GameBanc Corporation agrees to pay Chicago West Pullman, llc $1,000,000 at 4% interest.  As collateral for this loan see attached Board Minutes.

At the agreement of both parties, this arrangement can be extended for an additional 12 months, through December 31, 2003.

The Lottery Channel/GameBanc Corp.

Chicago West Pullman, llc

/s/Christian A. B. Ach

/s/Roger W. Ach II

Christian A. B. Ach

Roger W. Ach, II

/s/Carol A. Meinhardt

Carol A. Meinhardt

425 Walnut Street, Suite 2300 · Cincinnati, OH  45202

Phone:  513.381.0777 · Fax:  513.721.6035

www.lottery.com · www.gameland.com · www.cards.com

Chicago West Pullman

Members Meeting

September 6, 2001

Due to extremely difficult business conditions, The Lottery Channel, Inc./GameBanc Corporation has not been able to fulfill all of its business obligations.  It has asked Chicago West Pullman to assist in meeting these obligations through this difficult time.

Chicago West Pullman has agreed to do so by providing funds through December 31, 2002 for:

Payroll for Cincinnati, New York and Florida employees

Insurance Payments

Utility Payments

Rent Payments

In return for funding this payments, The Lottery Channel/GameBanc has agreed to sell the following assets to Chicago West Pullman, llc.

1)

Advertising contracts on all sites currently owned by The Lottery Channel/GameBanc through December 31, 2002.

2)

Lottery services software and contracts through December 31, 2002.

As further guarantee for this loan, The Lottery Channel/GameBanc has assigned to Chicago West Pullman all rights to the Gameland.com IP and code through December 31, 2002.

These services, rights and contracts have been valued by Chicago West Pullman, llc at $1 million.  Lottery Channel/GameBanc was given an opportunity to have an independent valuation of the value of these assets at their own cost, but declined this option and agreed with the $1 million valuation.  Chicago West Pullman has issued a promissory note to The Lottery Channel, Inc./GameBanc Corporation in the amount of $1 million.  In payment of this note, Chicago West Pullman has agreed to fund the following for The Lottery Channel Inc./GameBanc Corporation.

Payroll for Cincinnati, New York and Florida employees

Insurance Payments

Utility Payments

Rent Payments

At the agreement of both parties, this agreement can be extended for an additional 12 months, through December 31, 2003.

The Lottery Channel/GameBanc Corp.

Chicago West Pullman, llc

/s/Christian A.B. Ach

/s/Roger W. Ach, II

Christian A.B. Ach

Roger W. Ach, II

/s/Carol A. Meinhardt

Carol A. Meinhardt

Chicago West Pullman

Members Meeting

September 6, 2001

As further guarantee for this loan, The Lottery Channel/GameBanc has assigned to Chicago West Pullman all rights to the Gameland.com IP and code through December 31, 2002 and rights to the lottery.com, gameland.com, cards.com and skillmoney.com domain names through that same period.